Exhibit 99.1

MCG Capital Corporation 1100 Wilson Boulevard Suite 3000 Arlington, VA 22209 (703) 247-7500 (703) 247-7505 (FAX) MCGCapital.com	PRESS RELEASE Contact: Michael McDonnell (703) 247-7500 MMcdonnell@MCGCapital.com

FOR IMMEDIATE RELEASE

MCG Capital Corporation Declares Third Quarter 2006 Dividend of $0.42 Per Share and

Reports Year-To-Date and Q2 2006 Results

ARLINGTON, VA – August 2, 2006 – MCG Capital Corporation (Nasdaq: MCGC) today announced that on July 27, 2006 its Board of Directors declared a dividend of $0.42 per share for the third quarter of 2006. The actual tax characteristics of this dividend will be reported to each shareholder on a Form 1099.

The dividend is payable as follows:

Record date: August 24, 2006

Payable date: October 30, 2006

In addition, MCG announced today its results for the six months and quarter ended June 30, 2006.

Highlights:

•	YTD 2006 operating income of $72.9 million, up 25% from $58.3 million for YTD 2005, and Q2 2006 operating income of $35.3 million, up 17% from $30.2 million for Q2 2005

•	YTD 2006 net operating income of $39.6 million, up 28% from $30.9 million for YTD 2005, and Q2 2006 net operating income of $18.9 million, up 15% from $16.4 million for Q2 2005

•	YTD 2006 net income of $49.3 million, up 50% from $32.9 million for YTD 2005, and Q2 2006 net income of $22.9 million, up 15% from $19.9 million for Q2 2005

•	YTD 2006 basic earnings per share of $0.93, up 31% from $0.71 for YTD 2005, and Q2 2006 basic earnings per share of $0.43, up 2% from $0.42 for Q2 2005

•	YTD gross originations and advances of $205.3 million and net investment decrease of $10.0 million, and Q2 2006 gross originations and advances of $73.2 million and net investment decrease of $17.5 million

We invite interested parties to join our analyst call today at 10:30 a.m. ET for a further discussion of our second quarter 2006 financial results. The dial-in number for the call is (800) 967-7187. International callers should dial (719) 457-2635. Please dial-in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the MCG website at http://investor.mcgcapital.com. Click on the August 2, 2006, Conference Call to access the call. A recording of the call will be available through August 13, 2006. The replay dial-in number is (888) 203-1112. International callers should call (719) 457-0820. The replay pass code is 3403603. The replay will also be available via MCG’s website. Financial information provided in the investor conference call will be available on our website at http://www.mcgcapital.com prior to the call.

MCG Capital Corporation

Press Release

August 2, 2006

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)

	June 30, 2006	December 31, 2005
	(unaudited)
Assets
Cash and cash equivalents	$33,785	$45,626
Cash, securitization accounts	74,342	82,107
Cash, restricted	663	1,977
Investments at fair value
Non-affiliate investments (cost of $665,451 and $733,717, respectively)	683,392	745,757
Affiliate investments (cost of $34,722 and $46,168, respectively)	34,943	46,156
Control investments (cost of $391,659 and $337,372, respectively)	369,259	305,647

Total investments (cost of $1,091,832 and $1,117,257, respectively)	1,087,594	1,097,560
Unearned income on commercial loans	(7,667)	(9,062)

Total investments net of unearned income	1,079,927	1,088,498
Interest receivable	7,729	10,602
Other assets	16,578	15,677

Total assets	$1,213,024	$1,244,487

Liabilities
Borrowings (maturing within one year of $190,118 and $362,435, respectively)	$497,618	$541,119
Interest payable	5,367	5,904
Dividends payable	22,419	20,967
Other liabilities	12,231	10,410

Total liabilities	537,635	578,400

Stockholders’ equity
Preferred stock, par value $.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $.01, authorized 200,000 shares on June 30, 2006 and December 31, 2005, 53,378 issued and outstanding on June 30, 2006 and 53,372 issued and outstanding on December 31, 2005	534	534
Paid-in capital	756,314	758,433
Distributions in excess of earnings:
Paid -in capital	(39,219)	(39,219)
Other	(36,889)	(26,784)
Net unrealized depreciation on investments	(4,238)	(19,697)
Stockholder loans	(1,113)	(3,624)
Unearned compensation - restricted stock	—	(3,556)

Total stockholders’ equity	675,389	666,087

Total liabilities and stockholders’ equity	$1,213,024	$1,244,487

Net asset value per common share at period end	$12.65	$12.48

MCG Capital Corporation

Press Release

August 2, 2006

MCG Capital Corporation

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating income
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$22,162	$18,551	$45,218	$32,785
Affiliate investments (5% to 25% owned)	939	1,447	1,961	2,824
Control investments (more than 25% owned)	10,330	6,850	18,734	15,832

Total interest and dividend income	33,431	26,848	65,913	51,441
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	1,348	2,947	4,560	6,184
Affiliate investments (5% to 25% owned)	—	—	1,126	—
Control investments (more than 25% owned)	491	363	1,308	648

Total advisory fees and other income	1,839	3,310	6,994	6,832

Total operating income	35,270	30,158	72,907	58,273

Operating expenses
Interest expense	8,695	4,953	17,607	9,637
Employee compensation:
Salaries and benefits	4,626	4,479	9,576	9,235
Long-term incentive compensation	1,110	1,644	2,232	3,326

Total employee compensation	5,736	6,123	11,808	12,561
General and administrative expense	1,954	2,652	3,843	5,154

Total operating expenses	16,385	13,728	33,258	27,352

Net operating income before investment gains and losses and provision for income taxes	18,885	16,430	39,649	30,921

Net realized gains (losses) on investments
Non-affiliate investments (less than 5% owned)	8	5,699	693	5,800
Affiliate investments (5% to 25% owned)	—	—	9	(190)
Control investments (more than 25% owned)	4	(31)	(2,906)	18,346

Total net realized gains (losses) on investments	12	5,668	(2,204)	23,956
Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	(651)	229	5,901	1,184
Affiliate investments (5% to 25% owned)	339	1,458	232	2,188
Control investments (more than 25% owned)	7,917	(3,905)	9,326	(25,311)

Total net unrealized appreciation (depreciation) on investments	7,605	(2,218)	15,459	(21,939)

Net investment gains before income taxes on investment gains	7,617	3,450	13,255	2,017
Provision for income taxes on investment gains	(3,592)	—	(3,592)	—

Net investment gains net of tax	4,025	3,450	9,663	2,017

Net income	$22,910	$19,880	$49,312	$32,938

Earnings per common share basic and diluted	$0.43	$0.42	$0.93	$0.71
Cash dividends declared per common share	$0.42	$0.42	$0.84	$0.84
Weighted average common shares outstanding	53,230	47,143	53,214	46,131
Weighted average common shares outstanding and dilutive common stock equivalents	53,230	47,185	53,214	46,172

MCG Capital Corporation

Press Release

August 2, 2006

Selected Financial Data

(dollars in thousands)

(unaudited)

	2005 Q2	2005 Q3	2005 Q4	2006 Q1	2006 Q2
Income statement:
Interest and dividend income	$26,848	$25,958	$28,867	$32,482	$33,431
Advisory fees and other income	3,310	2,416	4,031	5,155	1,839

Total operating income	30,158	28,374	32,898	37,637	35,270
Interest expense	4,953	5,571	7,892	8,912	8,695
Salaries & benefits	4,479	5,207	4,889	4,950	4,626
G & A	2,652	2,613	2,309	1,889	1,954

Distributable net operating income (DNOI)	18,074	14,983	17,808	21,886	19,995
Long-term incentive compensation	1,644	2,096	1,101	1,122	1,110

Net operating income before investment gains and losses and provision for income taxes	16,430	12,887	16,707	20,764	18,885
Net investment gains and losses	3,450	3,808	1,853	5,638	7,617
Provision for income taxes	—	—	—	—	(3,592)

Net income	$19,880	$16,695	$18,560	$26,402	$22,910

Reconciliation of distributable net operating income (DNOI) to net operating income:
Net operating income before investment gains and losses and provision for income taxes	$16,430	$12,887	$16,707	$20,764	$18,885
Long-term incentive compensation	1,644	2,096	1,101	1,122	1,110

DNOI	$18,074	$14,983	$17,808	$21,886	$19,995

DNOI per share-record date shares (a)	$0.38	$0.30	$0.36	$0.41	$0.37
Total shares outstanding at the record date (b)	47,345	49,920	49,922	53,375	53,378

Per common share statistics:
Weighted average common shares outstanding	47,143	49,560	50,550	53,197	53,230
Net operating income before investment gains and losses and provision for income taxes per common share - basic and diluted	$0.35	$0.26	$0.33	$0.39	$0.35
Earnings per common share - basic and diluted	0.42	0.34	0.37	0.50	0.43
Net asset value per common share - period end	12.45	12.42	12.48	12.59	12.65
Dividends declared per common share	0.42	0.42	0.42	0.42	0.42

Selected average balance sheet statistics:
Average quarterly total assets	$1,024,288	$1,042,816	$1,141,637	$1,220,759	$1,185,552
Return on average total assets (trailing 12 months)
Net operating income before investment gains and losses and provision for income taxes	5.43%	5.08%	5.69%	6.03%	6.04%
Net income	6.15%	6.63%	6.42%	7.37%	7.37%
Average quarterly equity	575,707	612,953	631,370	658,403	664,743
Return on average equity (trailing 12 months)
Net operating income before investment gains and losses and provision for income taxes	9.80%	9.22%	10.19%	10.78%	10.79%
Net income	11.11%	12.03%	11.48%	13.16%	13.18%
Average quarterly loan portfolio - fair value	$760,583	$783,637	$860,258	$922,129	$867,759

Selected period end balance sheet statistics:
Total investment portfolio at fair value	$924,968	$938,920	$1,097,560	$1,105,072	$1,087,594
Total assets	1,114,429	1,087,183	1,244,487	1,278,993	1,213,024
Borrowings	461,692	432,913	541,119	573,945	497,618
Total Equity	620,773	620,108	666,087	671,810	675,389
Cash, securitization accounts	84,416	77,868	82,107	119,596	74,342
Period end debt to period end equity	74.37%	69.81%	81.24%	85.43%	73.68%
Period end debt, net of cash, securitization accounts to period end equity	60.78%	57.26%	68.91%	67.63%	62.67%

MCG Capital Corporation

Press Release

August 2, 2006

Selected Financial Data

(dollars in thousands)

(unaudited)

	2005 Q2	2005 Q3	2005 Q4	2006 Q1	2006 Q2
Income statement statistics:
Yield on average loan portfolio at fair value	12.58%	11.64%	11.82%	12.71%	13.02%
Average LIBOR	3.28%	3.77%	4.34%	4.76%	5.21%
Spread to average LIBOR on average loan portfolio at fair value	9.30%	7.87%	7.48%	7.95%	7.81%
Cost of funds
Average LIBOR	3.28%	3.77%	4.34%	4.76%	5.21%
Spread to LIBOR excluding amortization of deferred debt issuance costs	0.76%	0.82%	0.96%	0.99%	1.03%
Impact of amortization of deferred debt issuance costs	0.63%	0.88%	1.19%	0.93%	0.80%
Total cost of funds	4.67%	5.47%	6.49%	6.68%	7.04%

Other statistics (at period-end):
Number of portfolio companies	97	92	91	89	88
Number of employees (Kagan deconsolidated effective January 1, 2006)	122	131	128	79	79
Loans on non-accrual as a percentage of total debt investments (fair value)	1.43%	1.66%	1.36%	2.62%	3.17%
Loans on non-accrual as a percentage of total investments (fair value)	1.22%	1.40%	1.16%	2.16%	2.56%
Past due loans as a percentage of total debt investments (fair value)	0.01%	1.85%	1.79%	1.41%	1.36%
Past due and non-accrual loans as a percentage of total debt investments (fair value)	1.43%	3.37%	2.87%	2.62%	3.17%
Past due and non-accrual loans as a percentage of total investments (fair value)	1.22%	2.84%	2.45%	2.16%	2.56%

Investment rating: (c)
IR 1 total investments at fair value	$322,905	$335,204	$459,012	$499,773	$508,699
IR 2 total investments at fair value	343,810	373,860	429,857	349,703	330,764
IR 3 total investments at fair value	194,059	147,647	127,970	178,604	166,927
IR 4 total investments at fair value	61,377	79,974	77,454	75,849	80,184
IR 5 total investments at fair value	2,817	2,235	3,267	1,143	1,020

IR 1 percentage of total portfolio	34.9%	35.7%	41.8%	45.2%	46.8%
IR 2 percentage of total portfolio	37.2%	39.8%	39.2%	31.6%	30.4%
IR 3 percentage of total portfolio	21.0%	15.7%	11.7%	16.2%	15.3%
IR 4 percentage of total portfolio	6.6%	8.5%	7.0%	6.9%	7.4%
IR 5 percentage of total portfolio	0.3%	0.3%	0.3%	0.1%	0.1%

MCG Capital Corporation

Press Release

August 2, 2006

Selected Financial Data

(dollars in thousands)

(unaudited)

	2005 Q2	2005 Q3	2005 Q4	2006 Q1	2006 Q2
New investments
Secured senior debt	$65,798	$35,053	$65,940	$44,990	$32,753
Subordinated debt	37,995	43,329	138,358	59,040	33,002
Preferred equity	31,550	14,117	13,498	21,410	3,710
Common/Common equivalents equity	419	—	4,301	6,708	3,669

Total	$135,762	$92,499	$222,097	$132,148	$73,134

Exits and repayments
Scheduled principal amortization	$26,697	$8,688	$14,200	$13,367	$7,107
Senior loan sales	—	13,272	3,325	4,122	83,144
Principal prepayments	52,712	51,144	46,544	104,808	4,558
Payment of accrued payment-in-kind interest and dividends	1,012	5,961	196	4,058	3,283
Sale of equity investments	22,112	3,234	890	3,802	125

Total	$102,533	$82,299	$65,155	$130,157	$98,217

Composition of investments at period end, fair value
Secured senior debt	$554,433	$536,955	$542,981	$461,790	$407,223
Subordinated debt
Secured	195,902	204,581	329,498	386,070	407,082
Unsecured	41,678	49,978	61,557	63,224	64,832
Preferred equity	99,762	113,736	126,664	149,531	152,640
Common/Common equivalents equity	33,193	33,670	36,860	44,457	55,817

Total	$924,968	$938,920	$1,097,560	$1,105,072	$1,087,594

(a)	Distributable net operating income is net operating income before investment gains and losses and provision for income taxes plus long-term incentive compensation, which includes non-cash amortization expense associated with certain restricted shares and the expense associated with the dividends on performance based restricted shares and shares securing employee loans (which are shown as compensation expense for GAAP purposes.) This amount is computed based on common shares outstanding subject to dividends which are the common shares outstanding as disclosed in the Consolidated Statement of Operations, together with the shares related to restricted stock awards for which forfeiture provisions have not lapsed. The shares related to restricted stock awards for which forfeiture provisions have not lapsed total 421, 362, 208, 177 and 147 for the three months ended June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006, respectively. These unvested shares are excluded from common shares outstanding as disclosed in the Consolidated Statements of Operations but are issued, outstanding and subject to receipt of dividend. Distributable net operating income is a non-GAAP financial measure. Management believes that distributable net operating income is a meaningful measure of amounts from operations that may be distributable to shareholders. However, actual distributions may vary and such amounts identified in this table are not intended to represent amounts we will actually distribute in future periods.

(b)	MCG uses record date shares only for the calculation of distributable net operating income. Record date shares represent the total shares outstanding at the record date for which the dividend is paid. For all other calculations, we use weighted average common shares outstanding as computed for GAAP purposes.

(c)	MCG uses an investment rating system to characterize and monitor our expected level of returns on each investment in our portfolio. We use the following 1 to 5 investment rating scale:

1	Capital gain expected or realized

2	Full return of principal and interest or dividend expected with customer performing in accordance with plan

3	Full return of principal and interest or dividend expected but customer requires closer monitoring

4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment

5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

MCG Capital Corporation

Press Release

August 2, 2006

Recent Developments

On July 27, 2006, we reported that the independent members of our Board of Directors are conducting a review of the timeliness of certain loan payments and tax withholding reimbursements involving six current and former executive officers of MCG. The executive officers (along with other employees of MCG) received awards of restricted stock in 2001 in connection with MCG’s termination of its stock option plan, including the outstanding stock options held by such individuals. A portion of the restricted stock was purchased through the delivery of promissory notes to MCG on which interest was payable periodically and which became due and payable on May 28, 2006.

All of these executive officers have repaid their principal balances in full in accordance with the terms of the loans, except for the Chief Executive Officer. The payment of principal from the Chief Executive Officer was not received timely, but the Chief Executive Officer’s note is now paid in full. In addition, while not all interest payments from these executive officers have been timely, all interest payments on these notes have been paid in full.

In addition to the foregoing, certain periodic tax withholding payments were made by MCG, from time to time, in connection with dividend payments and the lapsing of forfeiture provisions on restricted stock. All of the periodic tax withholding payments made by MCG were periodically reimbursed by those officers in full and there are no reimbursements currently due; however, certain reimbursements did not occur promptly. Between July 30, 2002 and the present, MCG made periodic tax withholding payments for such transactions aggregating approximately $3.6 million to the relevant tax authorities. The maximum unreimbursed amount outstanding at any time was $1.7 million.

MCG believes that there will be no impact on previously reported earnings as a result of these matters. MCG has instituted procedures to ensure concurrent payment to MCG of any future withholdings paid by MCG.

The timeliness of reimbursements of withholding payments was brought to the attention of the Audit Committee by MCG’s executive officers. MCG’s Board formed an Independent Committee to conduct the review of these matters, assisted by independent counsel. The Independent Committee will review these and any related matters and consider whether there has been any violation of MCG’s code of business conduct and ethics and the federal securities laws, including, but not limited to, Section 402(a) of the Sarbanes-Oxley Act of 2002, (Section 13(k) of the Exchange Act).

MCG does not currently intend to update this disclosure until the Independent Committee’s review has been substantially completed.

On July 20, 2006, pursuant to Section 10 of the Indenture, dated September 30, 2004, between MCG Commercial Loan Trust 2004-1 (the “Trust”) and Wells Fargo Bank, National Association, MCG Capital Corporation caused the holder of the Class D notes issued by the Trust to exercise its right to have the series 2004-1 Notes issued by the Trust on September 30, 2004 redeemed. This redemption accelerated the repayment of these notes, which were scheduled to become due on July 20, 2016. On the date of the redemption, the Series 2004-1 Notes held by parties other than MCG totaled approximately $76.9 million, and were repaid using approximately $61.9 million of cash from the Trust and MCG’s Commercial Loan Trust 2006-1 securitization and $15 million of new borrowings from the MCG’s Commercial Loan Trust 2006-1 securitization. The remaining Series 2004-1 notes held by MCG were canceled as of July 20, 2006. During the quarter ending September 30, 2006, MCG expects to recognize, as expense, approximately $1.2 million of total debt issuance cost amortization related to the Series 2004-1 Notes, including scheduled amortization through the redemption date and accelerated amortization at the redemption date. The majority of the collateral that was held by the Trust has been transferred to MCG’s other credit facilities

During July 2006, our Commercial Loan Funding Trust facility was renewed by the lender, as required annually, through July 27, 2007. The facility is scheduled to terminate on November 7, 2007.

MCG Capital Corporation

Press Release

August 2, 2006

2006 Guidance

For 2006, we currently estimate that our dividends will be at least $1.68 per share. This estimate takes into consideration our estimates of distributable net operating income, capital gains and taxable income for 2006. The tax attributes of our 2006 dividends will be determined after the end of the year and will be reported to shareholders on a form 1099.

About MCG Capital Corporation

MCG Capital Corporation is a solutions-focused specialized commercial finance company providing financing and advisory services to middle market, growth-oriented companies throughout the United States. Our investment objective is to achieve current income and capital gains. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, management buyouts, organic growth and working capital.

Forward-looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical fact) describing the Company’s future plans and objectives, such as our expectation to re-deploy cash balances into new investments, or the expected value resulting from a portfolio company’s acquisition. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.